UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - OCTOBER 26, 2005

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-102740	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(778) 889-8774
(Registrant’s telephone number, including area code)

64 Laurie Crescent
West Vancouver, British Columbia, Canada V7S 1B7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01: Other Events.

On October 26, 2005, Manchester Inc. (the “Company”) issued a press release announcing that the Company is moving its headquarters to 100 Crescent Court, 7th Floor, Dallas, Texas 75201 in order to be better situated to deal with the prospective acquisition of five “Buy Here/Pay Here” used car market operations. The five prospective acquisitions represent in the aggregate approximately $200 million in annual sales and Dallas is central to all of those operations. Manchester will endeavor to finalize negotiations and close the acquisitions prior to current calendar year. If successful in acquiring all or some of these operations, the Dallas operations will relate primarily to providing financing and dealing with regulatory matters while the operating entities run somewhat autonomously by their sellers under employment agreements. A company not included in these five operations and referenced in a news release last year, Paaco, has significantly reduced the size and scope of its operations from those described in that news release. Consequently, the transaction described and the resulting operations will not close as contemplated and may not be completed at all.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.   Description
99.1     Press Release dated October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.
Dated: October 31, 2005

By: /s/ Paul Minichiello
       Name: Paul Minichiello
       Title:  President and C.E.O.